Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP REPORTS RESULTS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2007

LONG BEACH, CA, February 11, 2008 – HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter and year ended December 31, 2007.  Funds from operations (“FFO”) applicable to common shares was $117.2 million, or $0.54 per diluted share of common stock, for the quarter ended December 31, 2007, compared to FFO applicable to common shares of $65.6 million, or $0.35 per diluted share of common stock, in the year ago period.  FFO applicable to common shares for the year ended December 31, 2007 was $449.1 million, or $2.14 per diluted share of common stock, compared to FFO applicable to common shares of $272.8 million, or $1.82 per diluted share of common stock, in the year ago period.

FFO applicable to common shares for the quarter ended December 31, 2007 includes the impact of merger-related charges of $3.8 million, or $0.01 per diluted share of common stock, compared to merger-related charges and impairments of $18.4 million, or $0.10 per diluted share of common stock, in the year ago period. FFO applicable to common shares for the year ended December 31, 2007 includes the impact of merger-related charges of $21.8 million, or $0.10 per diluted share of common stock, compared to merger-related charges and impairments of $23.6 million, or $0.16 per diluted share of common stock, in the year ago period. We did not incur any impairments in 2007. Merger-related charges in the 2007 and 2006 periods include the amortization and write-off of fees associated with our acquisition financing for Slough Estates USA Inc. (“SEUSA”) and CNL Retirement Properties, Inc. (“CRP”), severance and retention-related compensation, as well as other SEUSA and CRP integration costs.  FFO is a supplemental non-GAAP financial measure that the Company believes is helpful in evaluating the operating performance of real estate investment trusts.

Net income applicable to common shares for the quarter ended December 31, 2007 was $45.0 million, or $0.21 per diluted share of common stock, compared to net income applicable to common shares of $236.0 million, or $1.28 per diluted share of common stock, in the year ago period. Net income applicable to common shares for the year ended December 31, 2007 was $567.9 million, or $2.71 per diluted share of common stock, compared to net income applicable to common shares of $396.4 million, or $2.66 per diluted share of common stock, in the year ago period. Net income applicable to common shares for the quarter ended December 31, 2007 includes the impact of gains on sales of real estate of $11.3 million, compared to $228.7 million in the year ago period. Net income applicable to common shares for the year ended December 31, 2007 includes the impact of gains on sales of real estate and real estate interest of $413.7 million, compared to gains on sales of real estate of $275.3 million in the year ago period.

INVESTMENT TRANSACTIONS

During the year ended December 31, 2007, we made investments of approximately $4.7 billion, that had a weighted average yield of approximately 7.7%, in the following segments: (i) 67% life science, (ii) 20% skilled nursing, (iii) 6% medical office, (iv) 6% hospital and (v) 1% senior housing. During the quarter ended December 31, 2007, we made investments of approximately $1.0 billion, which include the following:

•                  An investment in mezzanine loans having an aggregate face value of $1.0 billion, at a discount, for approximately $900 million, as part of the financing for The Carlyle Group’s $6.3 billion purchase of Manor Care, Inc. These loans bear interest on the face amounts at a floating rate of LIBOR plus 4.0%, mature in January 2013, are pre-payable at any time subject to yield maintenance during the first twelve months and are mandatorily pre-payable in January 2012 unless the borrower satisfies certain financial conditions. These loans are secured by an indirect pledge of the equity ownership in HCR ManorCare’s 339 facilities located in 30 states and were subordinate to approximately $3.6 billion of other debt at closing.

•                  The acquisition of three life science buildings for approximately $46 million at a weighted average yield of approximately 7.1%, and the funding of $59 million of development and other capital projects.

During the year ended December 31, 2007, our sales of properties and marketable securities aggregated approximately $975 million and were made from the following segments: (i) 59% senior housing, (ii) 32% skilled nursing, (iii) 5% hospital and (iv) 4% medical office.  During the quarter ended December 31, 2007, we sold eight properties for $27 million.

During the year ended December 31, 2007, we contributed an aggregate of $1.7 billion of senior housing, medical office and hospital properties into institutional joint ventures.

FINANCING TRANSACTIONS

During the year ended December 31, 2007, we raised $6.3 billion in capital through the issuance of common stock, senior unsecured notes and mortgage debt, and financing related to the closing of our SEUSA acquisition. During the quarter ended December 31, 2007, we completed the following financing transactions:

•       The issuance of 9 million shares of common stock and receipt of net proceeds of approximately $303 million, which were used to repay outstanding borrowings under our bridge loan.

•       The issuance of $600 million of 6.70% senior unsecured notes due in 2018. The notes were priced at 99.793% of the principal amount for an effective yield of 6.73%. We received net proceeds of approximately $595 million, which were used to repay outstanding borrowings under our bridge loan.

DIVIDENDS

On January 28, 2008, we announced that our Board of Directors declared a quarterly common stock cash dividend of $0.455 per share. The common stock dividend will be paid on February 21, 2008 to stockholders of record as of the close of business on February 7, 2008. The annualized rate of distribution for 2008 is $1.82, compared with $1.78 for 2007.

FUTURE OPERATIONS

For the full year 2008, we presently expect net income applicable to common shares to range between $2.02 and $2.10 per diluted common share, FFO applicable to common shares to range between $2.26 and $2.34 per diluted common share, and FFO applicable to common shares, before giving effect to merger-related charges, to range between $2.28 and $2.36 per diluted common share.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, February 12, 2008 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter and year ended December 31, 2007. The conference call is accessible by dialing (866) 362-4829 (U.S.) or (617) 597-5346 (International). The participant pass code is 82731675. The webcast is accessible via the Company’s website at www.hcpi.com. The link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. A webcast replay of the conference call will be available after 11:00 a.m. Pacific Time (2:00 p.m. Eastern Time) on February 12, 2008 through February 26, 2008 on the Company’s website. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc. is a self-administered REIT that, together with its consolidated subsidiaries, invests primarily in real estate serving the healthcare industry in the United States. As of December 31, 2007, the Company’s portfolio of properties, excluding assets held for sale but including mortgage loans and properties owned by unconsolidated joint ventures, totaled 753 properties among the following segments: 275 senior housing, 105 life science, 269 medical office, 41 hospital and 63 skilled nursing. For more information, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include the Company’s estimates of yields, net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis before giving effect to merger-related charges, gains on sales of real estate, real estate depreciation and amortization, joint venture adjustments and merger-related charges for the full year of 2008.  These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; the Company’s ability to maintain its credit ratings; the Company’s ability to achieve its expected benefits from acquisitions, including integrating and preserving the goodwill of those companies; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; the Company’s ability to realize the benefits of its mezzanine investments; changes in the financial condition of the Company’s lessees and obligors; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; changes in the Company’s management; litigation claims and developments; costs of compliance with building regulations; changes in tax laws and regulations; changes in rules governing financial reporting, including new accounting pronouncements; changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments; and other risks  described from time to time in the Company’s Securities and Exchange Commission filings.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments.

Contact:

HCP

Mark A. Wallace

Executive Vice President – Chief Financial Officer and Treasurer

(562) 733-5100

HCP, Inc.

Summary of Information

In thousands, except per share data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Revenues	$273,121	$212,758	$982,509	$534,891

Net income applicable to common shares	$45,013	$235,992	$567,885	$396,417

Basic earnings per common share	$0.21	$1.28	$2.73	$2.67

Diluted earnings per common share	$0.21	$1.28	$2.71	$2.66

Weighted average shares used to calculate diluted earnings per common share	216,917	183,736	209,254	148,841

Funds from operations applicable to common shares (1)	$117,241	$65,629	$449,091	$272,753

Diluted funds from operations applicable to common shares (1)	$122,087	$65,629	$464,024	$280,585

Basic funds from operations per common share (1)	$0.54	$0.36	$2.16	$1.84

Diluted funds from operations per common share (1)	$0.54	$0.35	$2.14	$1.82

Weighted average shares used to calculate diluted funds from operations per common share (1)	227,014	185,278	217,240	153,831

Impact of merger-related charges and impairments:
Merger-related charges	$3,789	$13,503	$21,846	$14,010
Impairments	—	4,870	—	9,581
	$3,789	$18,373	$21,846	$23,591

Per common share impact of merger-related charges and impairments on diluted funds from operations	$0.01	$0.10	$0.10	$0.16

(1) The Company believes that funds from operations applicable to common shares, diluted funds from operations applicable to common shares and basic and diluted funds from operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term funds from operations (“FFO”) was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate InvestmentTrusts (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company. A reconciliation of net income applicable to common shares to FFO applicable to common shares is provided herein.

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenues:
Rental and related revenues	$233,453	$183,996	$835,722	$483,921
Tenant recoveries	23,334	12,534	69,354	32,067
Income from direct financing leases	14,815	15,008	63,852	15,008
Investment management fee income	1,519	1,220	13,581	3,895
	273,121	212,758	982,509	534,891

Costs and expenses:
Interest	101,105	109,882	357,024	211,869
Depreciation and amortization	79,232	53,184	274,348	132,916
Operating	52,963	32,289	186,550	88,521
General and administrative	17,463	22,163	70,930	47,195
Impairments	—	3,577	—	3,577
	250,763	221,095	888,852	484,078

Operating income (loss):	22,358	(8,337)	93,657	50,813
Equity income from unconsolidated joint ventures	1,887	751	5,645	8,331
Gain on sale of real estate interest	—	—	10,141	—
Interest and other income, net	20,921	8,852	75,676	34,816
Minority interests’ share of earnings	(6,364)	(3,347)	(24,356)	(14,805)
Income (loss) from continuing operations	38,802	(2,081)	160,763	79,155

Discontinued operations:
Operating income	178	15,966	24,668	69,113
Impairments	—	(1,293)	—	(6,004)
Gains on sales of real estate	11,315	228,682	403,584	275,283
	11,493	243,355	428,252	338,392

Net income	50,295	241,274	589,015	417,547
Preferred stock dividends	(5,282)	(5,282)	(21,130)	(21,130)

Net income applicable to common shares	$45,013	$235,992	$567,885	$396,417

Basic earnings (loss) per common share:
Continuing operations	$0.16	$(0.04)	$0.67	$0.39
Discontinued operations	0.05	1.32	2.06	2.28
Net income applicable to common shares	$0.21	$1.28	$2.73	$2.67

Diluted earnings (loss) per common share:
Continuing operations	$0.16	$(0.04)	$0.67	$0.39
Discontinued operations	0.05	1.32	2.04	2.27
Net income applicable to common shares	$0.21	$1.28	$2.71	$2.66

Weighted average shares used to calculate earnings per common share:
Basic	215,645	183,736	207,924	148,236

Diluted	216,917	183,736	209,254	148,841

HCP, Inc.

Funds From Operations Information

In thousands, except per share data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Net income applicable to common shares	$45,013	$235,992	$567,885	$396,417
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	79,232	53,184	274,348	132,916
Discontinued operations	67	5,060	6,831	21,153
Gains on sales of real estate and real estate interest	(11,315)	(228,682)	(413,725)	(275,283)
Equity income from unconsolidated joint ventures	(1,887)	(751)	(5,645)	(8,331)
FFO from unconsolidated joint ventures	6,981	1,631	22,800	7,321
Minority interests’ share of earnings	6,364	3,347	24,356	14,805
Minority interests’ share of FFO	(7,214)	(4,152)	(27,759)	(16,245)
Funds from operations applicable to common shares (1)	$117,241	$65,629	$449,091	$272,753

Distributions on convertible units	$4,846	$—	$14,933	$7,832

Diluted funds from operations applicable to common shares (1)	$122,087	$65,629	$464,024	$280,585

Basic funds from operations per common share (1)	$0.54	$0.36	$2.16	$1.84

Diluted funds from operations per common share (1)	$0.54	$0.35	$2.14	$1.82

Weighted average shares used to calculate diluted funds from operations per common share (1)	227,014	185,278	217,240	153,831

Impact of merger-related charges and impairments:
Merger-related charges	$3,789	$13,503	$21,846	$14,010
Impairments	—	4,870	—	9,581
	$3,789	$18,373	$21,846	$23,591

Per common share impact of merger-related charges and impairments on diluted funds from operations	$0.01	$0.10	$0.10	$0.16

(1) The Company believes that funds from operations applicable to common shares, diluted funds from operations applicable to common shares and basic and diluted funds from operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term funds from operations was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company.

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	December 31,
	2007	2006
	(unaudited)
Assets
Real estate:
Buildings and improvements	$7,984,935	$5,755,944
Development costs and construction in progress	372,947	42,346
Land	1,620,721	650,894
Less accumulated depreciation and amortization	(728,804)	(519,965)
Net real estate	9,249,799	5,929,219

Net investment in direct financing leases	640,052	678,013
Loans receivable, net	1,065,485	196,480
Investments in and advances to unconsolidated joint ventures	248,894	25,389
Accounts receivable, net of allowance of $23,109 and $24,205, respectively	44,892	31,026
Cash and cash equivalents	96,269	58,405
Restricted cash	36,427	40,786
Intangible assets, net	623,650	380,568
Real estate held for sale, net	171	512,187
Real estate held for contribution, net	—	1,684,341
Other assets, net	516,133	476,335

Total assets	$12,521,772	$10,012,749

Liabilities and Stockholders’ Equity
Bank lines of credit	$951,700	$624,500
Bridge and term loans	1,350,000	504,593
Senior unsecured notes	3,819,950	2,748,522
Mortgage debt	1,280,761	1,288,681
Mortgage debt on assets held for sale	—	38,617
Mortgage debt on assets held for contribution	—	889,356
Other debt	108,496	107,746
Intangible liabilities, net	278,553	134,050
Accounts payable and accrued liabilities	233,342	200,088
Deferred revenue	55,990	20,795
Total liabilities	8,078,792	6,556,948
Minority interests:
Joint venture partners	33,436	34,211
Non-managing member unitholders	305,835	127,554
Total minority interests	339,271	161,765

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25.00 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized; 216,818,780 and 198,599,054 shares issued and outstanding, respectively	216,819	198,599
Additional paid-in capital	3,724,739	3,108,908
Cumulative dividends in excess of earnings	(120,920)	(316,369)
Accumulated other comprehensive income (loss)	(2,102)	17,725

Total stockholders’ equity	4,103,709	3,294,036

Total liabilities and stockholders’ equity	$12,521,772	$10,012,749

HCP, Inc.

Projected Funds From Operations (1)

(Unaudited)

PROJECTED FUTURE OPERATIONS (Full Year 2008):	2008
	Low	High

Diluted earnings per common share	$2.02	$2.10
Gains on sales of real estate	(1.10)	(1.10)
Real estate depreciation and amortization	1.27	1.27
Joint venture adjustments	0.07	0.07
Diluted funds from operations per common share (2)	2.26	2.34
Merger-related charges (3)	0.02	0.02
Diluted funds from operations per common share before merger-related charges	$2.28	$2.36

(1) Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release. These estimates also include the impact on operating results from potential future development fundings and property dispositions, but do not reflect the potential impact of future property acquisitions or impairments, if any.  By definition, FFO does not include real estate-related depreciation and amortization or gains and losses associated with real estate disposition activities, but does include impairments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release.

(2) The Company believes that diluted funds from operations per common share is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company.

(3) Merger-related charges primarily include amortization of fees associated with the Company’s bridge loan and integration costs.